                                                                      EXHIBIT 11

                COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
             STATEMENT REGARDING: COMPUTATION OF EARNINGS PER SHARE

                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                     2000               1999

                                                                                   ----------        ----------
Basic Income Per Common Share (1)

Net income (in thousands)                                                          $      832        $      805
                                                                                   ==========        ==========

Net income per share                                                               $      .21        $      .19
                                                                                   ==========        ==========

Weighted average common shares outstanding                                          3,875,053         4,217,795
                                                                                   ==========        ==========

Diluted Income Per Common Share (2)

Net income (in thousands)                                                          $      832        $      805
                                                                                   ==========        ==========

Net income per share                                                               $      .21        $      .19
                                                                                   ==========        ==========

Weighted average common shares outstanding                                          3,920,275         4,296,416
                                                                                   ==========        ==========

(1) Basic net income per share has been computed using the weighted average number of common shares outstanding during each period presented.

(2) Diluted net income per share has been computed using the weighted average number of common shares outstanding and the dilutive effect of stock options outstanding during the periods presented.



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